UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2009

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 24, 2009, Alexion amended its Code of Ethics, now referred to as the Alexion Pharmaceuticals, Inc. Code of Conduct. The main purpose for amending the Code was to enhance the Code and clarify certain sections. Among other things, the amended Code includes changes to better reflect Alexion’s role as a global enterprise; clarifies the processes for reporting issues or concerns; provides additional detail regarding compliance with laws and regulations applicable to the pharmaceutical healthcare industry; expands the provisions regarding protection of confidential information and privacy; and makes various other changes to update information or improve the readability and clarity of the Code.

A copy of Alexion’s Code of Conduct is attached as Exhibit 14.1 hereto and is also posted on Alexion’s website at http://ir.alexionpharm.com/governance.cfm.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

14.1	Alexion Pharmaceuticals, Inc. Code of Conduct.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: September 24, 2009	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I.H. Dubin
	Title:	Senior Vice President and General Counsel